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                                                                    EXHIBIT 10.6

                                AMENDMENT TO THE
                            NNN APARTMENT REIT, INC.
                               2006 INCENTIVE PLAN

        This Amendment to the 2006 Incentive Award Plan of NNN Apartment REIT, Inc. (the "Plan"), is hereby adopted this 19th day of September, 2006, by the Board of Directors of NNN Apartment REIT, Inc. (the "Company").

        WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

        WHEREAS, pursuant to Section 11.2 of the Plan, the Board of Directors of the Company has the right to amend the Plan with respect to certain matters; and

        WHEREAS, the Board of Directors has approved and authorized this Amendment to the Plan;

        NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, in the following particulars:

        1. By deleting Section 11.3 in its entirety and replacing it with the following:

    "11.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

        (a) Subject to Section 11.3(e), in the event that the Administrator determines that any nonreciprocal transaction between the Company and its stockholders (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend) causes the per-share value of the Common Stock to change, then the authorization limitations under Section 2.1 shall be adjusted proportionately and the Administrator shall make such adjustments as determined by the Administrator to be necessary, in the Administrator's sole discretion, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, in such manner as it may deem equitable, including adjusting any or all of:

                (i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit);

                (ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

                (iii) The grant or exercise price with respect to any Award.


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        (b) Subject to Sections 11.3(c) and 11.3(e), upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares) or in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                (i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

                (ii) To provide that the Award cannot vest, be exercised or become payable after such event;

                (iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in
        Section 5.3 or the provisions of such Award;

                (iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

                (v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

                (vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.6 or forfeiture under Section 7.5 after such event.


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        (c) Subject to Sections 11.3(e), 3.2 and 3.3, the Administrator may, in
its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

       (d) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under
Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

       (e) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (f) Any discretionary adjustments made pursuant to this Article 11 shall be subject to the provisions of Article 12. To the extent that any adjustments made pursuant to this Article 11 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Non-Qualified Stock Options."

        All other provisions of the Plan shall remain the same.

        IN WITNESS WHEREOF, NNN Apartment REIT, Inc., by a duly authorized officer, has executed this Amendment to the Plan, this 19th day of September 2006.

                             NNN APARTMENT REIT, Inc


                             By: /s/ Stanley J. Olander Jr.
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